SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2002

Wells Real Estate Investment Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

0-25739	58-2328421
(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Suite 250, Atlanta, Georgia 30092
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (770) 449-7800

(Former name or former address, if changed since last report)

Item 9.    Regulation FD Disclosure

Dear Fellow Wells REIT Shareholder:

Earlier this year, your independent Board of Directors and I recognized the negative impact that the changing economic climate might have on your interests as a Wells REIT shareholder. This recognition led to extensive discussions on how best to protect your interests.

The outcome of those discussions led us to the decision to begin purchasing real estate leased to tenants whose credit rating was even higher than our previous standards—which were already among the highest in the industry. The past six months have confirmed that our decision to move up the credit scale was both timely and clearly in the long term best interests of the 40,000 plus investors in the Wells REIT.

The direct benefit of acquiring tenants with higher credit ratings is that it heightens our ability to significantly reduce your overall risk. This reduction of risk further serves to protect your investment over the long term. However, properties tenanted by companies with premium credit have always commanded a higher purchase price than similar properties with tenants of lesser quality credit. Therefore, the returns are slightly lower for the types of properties we are purchasing now than the returns from properties we have purchased in the past.

With that backdrop, the Wells REIT Board met this morning and unanimously approved an annual dividend rate of 7% for the fourth quarter, which will be paid in December 2002.

Please note:    The third quarter 2002 dividend, which will be distributed in September 2002, will still be paid at the 7.75% annualized dividend rate.

The fourth quarter 2002 dividend rate should hold steady as long as the economic climate stays as it is today. Any further move in the dividend, either up or down, will simply reflect a major move in the economy or environment of corporate America. Be assured, however, that you will continue to see us acquire more and more properties, leased to higher credit tenants.

I believe that one of the best examples of the strength of our approach is how we manage the business in uncertain conditions. Reducing the dividend was a tough decision; however, the Board and I are confident that it is the right thing to do to protect your investment over time. I also believe that this decision should give you great confidence in the investment you have in Wells and the people managing it.

I invite you to contact our Client Services representatives at 800-557-4830 with any questions you may have. They will be happy to spend whatever time you need to help you better understand how our investment strategy continues to work for you.

Thank you for your trust and confidence.

Leo F. Wells III
President

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This letter may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934, including discussions regarding the dividend rate of the Wells REIT. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include changes in general economic conditions, changes in real estate conditions, construction delays, increases in interest rates, lease-up risks, lack of availability of financing and any extended delays in our investing proceeds in real estate. This is neither an offer nor a solicitation to purchase securities. Such an offer can only be made by prospectus. To obtain a prospectus, please call Wells Real Estate Funds at 800-448-1010. Please read the prospectus carefully before investing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE INVESTMENT TRUST, INC. (Registrant)

By:	/S/ LEO F. WELLS, III
Leo F. Wells, III President

Date: August 29, 2002

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